Exhibit a(2)

                               LANDMARK FUNDS II


                                  AMENDMENT TO
                              DECLARATION OF TRUST



     The undersigned, constituting a majority of the Trustees of Landmark Funds II (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), do hereby amend Section 1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following, effective on such date as any officer of the Trust may select by written notice to the Trust:


     Section 1.1. Name. The name of the trust created hereby is "CitiFunds Trust II."


     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 14th day of November, 1997.


Philip W. Coolidge                          Riley C. Gilley
-------------------------------             -------------------------------
PHILIP W. COOLIDGE                          RILEY C. GILLEY
As trustee and not individually             As trustee and not individually


Diana R. Harrington                         Susan B. Kerley
-------------------------------             -------------------------------
DIANA R. HARRINGTON                         SUSAN B. KERLEY
As trustee and not individually             As trustee and not individually


C. Oscar Morong, Jr.                        E. Kirby Warren
-------------------------------             -------------------------------
C. OSCAR MORONG, JR.                        E. KIRBY WARREN
As trustee and not individually             As trustee and not individually


William S. Woods, Jr.
-------------------------------
WILLIAM S. WOODS, JR.
As trustee and not individually

Philip W. Coolidge
President
Landmark Funds II
c/o Signature Financial Group Inc.
6 St. James Avenue, 9th Floor
Boston, MA  02116


     I, Philip W. Coolidge, hereby certify that I am the duly elected, qualified and acting President of Landmark Funds II, a Massachusetts business trust (the "Trust"), and, pursuant to authority granted by the Board of Trustees of the Trust at a meeting held on November 14, 1997, do hereby give notice that the Amendment to Declaration of Trust of the Trust, as executed by the Trustees of the Trust on November 14, 1997, shall become effective as of January 7, 1998.


     IN WITNESS WHEREOF, I have hereunto signed my name at Boston, Massachusetts this 15th day of December, 1997.


                                 Philip Coolidge
                                -------------------------------
                                Philip W. Coolidge, President

                               CITIFUNDS TRUST II

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
               SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)


     Pursuant to Section 6.9 of the Declaration of Trust, dated April 13, 1984, as amended and restated (the "Declaration of Trust"), of CitiFunds Trust II (formerly, Landmark Funds II) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to add two additional series of the Trust. No changes to the special and relative rights of the existing series are intended by this amendment and restatement.

     1. The series shall be as follows:

           The new series of the Trust shall be designated as "CitiFunds Diversified U.S. Equity Portfolio" and
             "CitiFunds S&P 500 Index Portfolio."

           The other existing series of the Trust are as follows:
             "CitiFunds Small Cap Value Portfolio,"
             "CitiFunds Growth & Income Portfolio,"
             "CitiFunds Large Cap Growth Portfolio" and
             "CitiFunds Small Cap Growth Portfolio."


     2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 7th day of August, 1998.


Philip W. Coolidge                          Riley C. Gilley
-------------------------------             -------------------------------
PHILIP W. COOLIDGE                          RILEY C. GILLEY
As Trustee and Not Individually             As Trustee and Not Individually


Diana R. Harrington                         Susan B. Kerley
-------------------------------             -------------------------------
DIANA R. HARRINGTON                         SUSAN B. KERLEY
As Trustee and Not Individually             As Trustee and Not Individually


C. Oscar Morong, Jr.                        E. Kirby Warren
-------------------------------             -------------------------------
C. OSCAR MORONG, JR.                        E. KIRBY WARREN
As Trustee and Not Individually             As Trustee and Not Individually


William S. Woods, Jr.
-------------------------------
WILLIAM S. WOODS, JR.
As Trustee and Not Individually